Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made as of February 18, 2022, by and among QPhoton, Inc., a Delaware corporation (the “Company”), and Quantum Computing Inc., a Delaware corporation (the “Investor”, and together with the Company, the “Parties”).

The Investor is willing to advance funds to the Company in exchange for the issuance to it of certain promissory notes evidencing the Company’s obligation to repay the Investor’s loans of the advanced funds, all as provided in this Agreement.

The Parties have entered into an exclusivity agreement, dated February 9, 2022 (the “Exclusivity Agreement”) providing for certain extensions of the Initial Period (as defined in the Exclusivity Agreement) upon the financing transactions under this Agreement.

NOW THEREFORE, the parties hereby agree as follows.

1. PURCHASE AND SALE OF NOTE.

1.1 Note Purchase. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, two (2) Promissory Notes in the form attached to this Agreement as Exhibit A (each a “Note”, and together “Notes”), each with a principal amount equal to $1,250,000 and together with an aggregate principal amount equal to $2,500,000 on the terms and subject to the conditions set forth herein. The following are collectively referred to as the “Financing Documents”: (a) this Agreement, (b) the Notes and (c) any document entered into or executed in connection with, or for the purpose of amending, any other Financing Document described in this sentence. Capitalized terms used but not defined herein shall have the meanings set forth in the Note.

2. CLOSINGS.

2.1 Initial Closing. The initial closing for the purchase and sale of the first Note with a principal amount equal to $1,250,000 shall occur on or about the date hereof via the remote exchange of documents (“Initial Closing”). The First Renewal Period (as defined in the Exclusivity Agreement) commences upon the Initial Closing. Promptly following the Initial Closing, the Parties will exercise commercially reasonable efforts to discuss and prepare a mutually agreeable operating budget for the current calendar year of the Company (the “Second Tranche Budget”).

2.2 Second Closing. The closing of the purchase and sale of the second Note with a principal amount equal to $1,250,000 shall occur via the remote exchange of documents (the “Second Closing” together with the Initial Closing, the “Closings” and each a “Closing”) upon the request of the Company, provided that prior to such request either (i) the Parties mutually approve the Second Tranche Budget; or (ii) the Investor elects, by written notice to the Company, to extend the exclusivity period under the Exclusivity Agreement by an additional thirty (30) days, in which case the additional exclusivity period shall commence upon remittance of the additional $1,250,000 to the Company and delivery by the Company to Investor of an executed second Note. The Second Renewal Period (as defined in the Exclusivity Agreement) commences upon the Second Closing.

3. COVENANTS OF THE COMPANY AND THE INVESTOR.

3.1 Most-Favored Nation. Until the Notes have terminated in accordance with their terms, in the event that the Company issues any non-convertible debt of the Company after the date hereof which have rights or privileges that may reasonably be considered to be more favorable to the holders thereof than the terms of the Notes issued hereunder (“Favorable Rights”), the Company shall provide prompt notice to the Investor of such Favorable Rights and, at the election of the Investor, the Notes shall be amended and restated to include the relevant Favorable Rights effective upon issuance of the Favorable Rights, which amendments or restatements will be prepared by the Company

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that, except as set forth on the Disclosure Schedule attached as Exhibit B to this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the statements in the following paragraphs of this Section 4 are all true and complete as of each Closing, except as otherwise indicated.

4.1 Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company’s predecessor was formed in New Jersey as a limited liability company in January 23, 2020 and was converted into a Delaware corporation on March 1, 2021 (the “Incorporation Date”). The Company has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

4.2 Capitalization. The authorized capital of the Company consists, as of the date immediately prior to the Initial Closing exclusively of:

(a) 10,000,000 shares of common stock, $.0001 par value per share (the “Common Stock”) have been authorized in the Company’s Certificate of Incorporation (“Charter”) in effect as of immediately prior to the Closing, 6,172,840 shares of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws. The Company’s current capitalization is set forth on Section 4.2(a) of the Disclosure Schedule.

(b) Except for the issued and outstanding shares of Common Stock, the Financing Documents or as otherwise set forth in Section 4.2(b) of the Disclosure Schedule, there are no (x) options, warrants, convertible securities or other rights or contracts of any character relating to the equity interests of the Company or obligating the Company to issue or sell, or otherwise dispose of any equity interests of the Company; or (y) contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity interests in the Company or to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. None of the outstanding shares of Common Stock of the Company have been issued in violation of any right of first refusal, preemptive, subscription or similar rights under any law, the Charter, the Company’s bylaws (the “Bylaws”), or any contract to which the Company is subject, bound or a party. There are no voting trusts or other commitments to which the Company is a party with respect to the voting of any equity interests. The Company does not own or hold the right to acquire any equity interests in any entity or have any direct or indirect equity or ownership interest in any entity.

4.3 Due Authorization. All corporate action on the part of the Board and Stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, the Financing Documents has been taken or will be taken prior to the applicable Closing. This Agreement constitutes, and the other Financing Documents that constitute agreements of the Company, when executed and delivered by the Company, will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies.

4.4 Corporate Power. The Company has the corporate power and authority to execute and deliver the Financing Documents to which it is a signatory, to issue to the Investor the Notes to be purchased by the Investor hereunder and to carry out and perform all its obligations under the Financing Documents.

4.5 Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement, nor the issuance and delivery of the Notes, will (i) constitute or result in a violation of any material law or regulation applicable to the Company or any of its assets or properties, (ii) conflict with or violate any term or provision of the Charter or Bylaws, (iii) conflict with or violate any judgment, order writ, decree, statute, rule or regulation applicable to the Company, (iv) conflict with, violate, or constitute or result in a breach (with or without due notice or lapse of time or both) of any mortgage, indenture agreement, contract or instrument by which it is bound or to which its properties or assets are subject, or (v) result in the creation or imposition of any material lien upon any property, asset or revenue of the Company or any suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

4.6 Valid Issuance. The issuance, sale, and delivery of the Notes to the Investor have been duly authorized by all necessary corporate action on the part of the Company.

4.7 Securities Laws. Based in part on the representations made by the Investor in Section 5 hereof, the offer and sale of the Notes solely to the Investor in accordance with this Agreement are exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which the Investor is resident.

4.7  Governmental Consents and Filings. Assuming the accuracy of the representations made by the Investor in Section 5 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement.

4.8 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s Knowledge (defined below), currently threatened in writing (i) against the Company or to which the Company will become a party; or (ii) to the Company’s Knowledge, that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated by this Agreement. The Company is not a party and is not named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Company). The Company shall be deemed to have “Knowledge” of a particular fact or other matter if any of its directors or executive officers and their direct reports have actual awareness of the fact or matter.

4.9 Financial Information. The Company has provided the Investor with complete and correct copies of all of the financial information it has in its possession. Except as set forth on Section 4.9 of the Disclosure Schedule, the Company has no liability or obligation, absolute or contingent (individually or in the aggregate), except (i) obligations and liabilities incurred after the Incorporation Date in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with U.S. generally accepted accounting principles, consistently applied. For the avoidance of doubt, the Company does currently not have any financial statements.

4.10 Absence of Certain Changes or Events. Since the Incorporation Date: (a) the Company has conducted its businesses in all material respects only in the ordinary course of business except in connection with the Financing Documents and as set forth on Section 4.10 of the Disclosure Schedule, (b) there has not occurred, and there is not currently existing any circumstance, event, change, development, or occurrence (including, without limitation, any damage, destruction, or other casualty loss (whether or not covered by insurance)) which has had, or that is reasonably likely to a material adverse effect on the Company, and (c) there has not been any material change in the accounting methods, principles or practices of the Company.

4.11 Tax Matters. The Company has duly and timely filed or caused to be filed in a timely manner (within applicable extension periods) all material Tax Returns (defined below) and forms required to be filed by it and no material penalties or other charges are or will become due with respect to any of Tax Returns as the result of the late filing thereof. The Company has paid all material Taxes (defined below) due in connection with any of the Company’s Tax Returns (without regard to whether or not such Taxes are shown as due on such Tax Returns), as well as all other material Taxes which have become due and payable, including, without limitation, all Taxes which the Company is obligated to withhold from amounts owing to employees, creditors, and third parties. There is no federal, state, local or foreign action, suit, proceeding, audit, investigation, or claim pending or, to the Company’s Knowledge, threatened in respect of any material Taxes for which the Company is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the Company’s Knowledge, threatened by any Taxing authority. The Company has not consented to any waivers or extensions of any statute of limitations with respect to any taxable year of the Company. Neither the Company nor any of its present or former stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, that the Company be taxed as an S corporation. “Tax” means any tax (including any income tax, franchise tax, capital gains tax, value-added tax, sales tax, excise tax, property tax, escheat tax, use tax, payroll tax, gift tax or estate tax), levy, duty (including any customs duty), and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any governmental authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, duty, deficiency or fee. “Tax Return” means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

4.12 Intellectual Property. The Company owns, or has sufficient license to use, all inventions, improvements, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights (“Company Intellectual Property”) necessary for the conduct of the Company’s operations as currently conducted. Section 4.12(i) of the Disclosure Schedule sets forth a correct and complete list of all (a) letters patent, patent applications, trademark and service mark registrations and applications, copyright registrations and applications, and domain names and (b) all material utility models, utility model applications, design registrations and applications, trade names, brand names, logos, unregistered trademarks or service marks, in all cases both domestic and foreign, included in the Company Intellectual Property. No product or service marketed or sold (or proposed to be marketed or sold) by the Company knowingly violates or will knowingly violate any license or infringes or, to the Company’s Knowledge, will infringe any intellectual property rights of any other party. Other than with respect to end user license agreements, commercially available works of authorship or software products under standard end-user object code license agreements or as listed in Section 4.12(ii) of the Disclosure Schedule, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property nor is the Company bound by, or a party to, any options, licenses or agreements of any kind with respect to the Intellectual Property of any other individual or entity. The Company has not knowingly received in writing any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other individual or entity. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software- enabled electronic devices that it owns or leases in connection with the Company’s business.

4.13 Employee Matters.

(a) As of the date of this Agreement, the Company employs three full time interns and one part time employee. The Company is not aware that any officer or group of employees intends to terminate his, her or their employment with the Company.

(b) The Company is not a party to or bound by any currently effective written employment contract and the employment of each employee or consultant of the Company is terminable at will. To the Knowledge of the Company, no employee of the Company or any consultant with whom the Company has contracted is a party to or bound by any contract or other commitment (including, without limitation, any employment contract, proprietary information agreement or any other agreement) or subject to any judgment, decree, order of any governmental entity or any other restrictions that would materially interfere with such individual’s ability to be employed by, or to contract with, the Company or to promote the interest of the Company or that would conflict with the business the Company; and to the Company’s Knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice in writing alleging that any such violation has occurred.

(c) Each of the current and former employees, officers, consultants, and independent contractors of the Company has entered into a written Employment, Confidential Information, Invention Assignment and Arbitration Agreement, the form of which has been provided to the Investor (“Invention Assignment Agreement”). No current and former employees, officers, consultants, or independent contractors has excluded any works or inventions from their respective Invention Assignment Agreement and, to the Company’s Knowledge, none of them is in violation of their respective Invention Assignment Agreements.

(d) The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s Knowledge, threatened with respect to the Company.

4.14 Related-Party Transactions.

(a) The Company is not indebted, directly or indirectly, to any of its directors, officers, employees or to their Immediate Family Members (as defined below), or to any affiliate of the foregoing (other than amounts payable in connection with advances of expenses incurred in the ordinary course of business or for employee benefits made available to all employees). None of the directors, officers, employees or stockholders of the Company or the Immediate Family Members of any such individual are indebted, directly or indirectly, to the Company. The term “Immediate Family Member” means an individual’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.

(b) There are no agreements, understandings or proposed transactions between the Company and any of its directors, officers, employees, consultants, or Immediate Family Member of such individual, or any affiliate thereof.

5. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTOR. The Investor hereby represents and warrants to, and agrees with the Company as follows.

5.1 Authorization. This Agreement constitutes, and the other Financing Documents which constitute agreements of the Investor when executed and delivered by the Investor will constitute, the Investor’s valid and legally binding obligations, enforceable against the Investor in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies. The Investor represents and warrants to the Company that the Investor has full power and authority to enter into this Agreement.

5.2 Securities Law Compliance. The Investor has been advised that the Notes have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is aware that the Company is under no obligation to effect any such registration with respect to the Notes or to file for or comply with any exemption from registration.

5.3 Purchase for Own Account. The Notes will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

5.4 No Solicitation. At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Notes.

5.5 Disclosure of Information. The Investor has received or has had access to all the information the Investor considers necessary or appropriate to make an informed investment decision with respect to the Notes. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 4.

5.6 Investment Experience. The Investor understands that the purchase of the Notes involves substantial risk. The Investor has experience as an investor in securities of companies in the development stage and acknowledges that the Investor is able to fend for itself, can bear the economic risk of the Investor’s investment in the Notes and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Notes and protecting the Investor’s own interests in connection with this investment in the Notes.

5.7 Preexisting Relationship. The Investor has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Investor to be aware of the character, business acumen and financial circumstances of such persons.

5.8 No “Bad Actor” Disqualification Events. At no time was (i) the Investor, nor (ii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Investor is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

5.9 Accredited Investor Status. The Investor is familiar with the definition of, and qualifies as, an “accredited investor within the meaning of Regulation D promulgated under the Securities Act.

5.10 Restricted Securities. The Investor understands that the Notes are characterized as “restricted securities” under the Securities Act and Rule 144 promulgated thereunder (“Rule 144”) since they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder the Notes may be resold without registration under the Securities Act only in certain limited circumstances. The Investor further understands that the Company is under no obligation to register the Notes, and the Company has no present plans to do so. Furthermore, the Investor is familiar with Rule 144, as presently in effect, and understands the limitations imposed thereby and by the Securities Act on resale of the Notes without such registration. The Investor understands that, whether or not the Notes may be resold in the future without registration under the Securities Act, no public market now exists for any of the Notes and that it is uncertain whether a public market will ever exist for the Notes.

5.11 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Notes unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such effective registration statement; or

(b) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and, at the expense of the Investor or its transferee, with an opinion of counsel reasonably satisfactory in form and substance to the Company that such disposition will not require registration of such Notes under the Securities Act.

Notwithstanding the provisions of clauses (a) and (b) of this Section 5.11, no such registration statement or opinion of counsel shall be required for any transfer: (i) of any Notes in compliance with Rule 144 or Rule 144A promulgated under the Securities Act when the Company is promptly provided evidence of such compliance; (ii) of any Notes for no consideration by the Investor that is a partnership or a corporation to (A) a partner of such partnership or stockholder of such corporation, (B) an affiliate of such partnership or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any deceased partner of such partnership or deceased stockholder of such corporation; or (iii) by gift, will or intestate succession by the Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 5 to the same extent as if the transferee had been an original Investor hereunder.

5.1 “Market Stand-Off” Agreement. The Note contains a market standoff provision prohibiting the Investor from selling the Company’s securities subsequent to certain registered offerings of the Company’s capital stock. The market stand-off agreements are binding upon the Investor and its transferees.

6. CONDITIONS TO CLOSING.

6.1 Conditions to Investor’s Obligations. The obligations of the Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before each Closing, of each of the following conditions by the Company:

(a) Each of the representations and warranties of the Company contained in Section 4 shall be true and complete in all material respects on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing;

(b) The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; and

(c) The Company shall have executed and delivered to the Investor a Note, in the form attached hereto as Exhibit A, evidencing the Company’s indebtedness to the Investor in the amount and on the terms and conditions set forth in Section 2.

6.2 Condition to Company’s Obligations. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment or waiver on or before each Closing of the following conditions by the Investor:

(a) Each of the representations and warranties of the Investor contained in Section 5 shall be true and complete on the date of the applicable Closing with the same effect as though such representations and warranties had been made on and as of such Closing;

(b) The Investor shall have delivered to the Company the amounts and on the terms and conditions set forth in Section 2 at each applicable Closing in respect of the Notes being purchased by the Investor;

(c) The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; and

7. GENERAL PROVISIONS.

7.1 Survival of Warranties. Except as otherwise set forth herein and in the case of fraud or willful misconduct, the representations, warranties and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive for 18 months following the execution and delivery of this Agreement and the applicable Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company, as the case may be. Notwithstanding any of the foregoing to the contrary, the following fundamental representations, warranties and covenants (“Fundamental Representations”) shall survive for the period of the applicable statute of limitations following each Closing for such Fundamental Representations: Section 4.1 (Organization, Good Standing and Qualification); Section 4.2 (Capitalization); Section 4.3 (Due Authorization); Section 4.4 (Corporate Power); and Section 4.6 (Valid Issuance).

7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties provided, however, that nothing in this Section 7.2 shall permit the Investor to transfer or assign any of the Notes acquired under this Agreement except as provided in Section 5.

7.3 Governing Law; Dispute Resolution.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

(b) The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the Delaware Chancery Court for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Delaware Chancery Court, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.  Each party will bear its own costs in respect of any disputes arising under this Agreement.  Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the Delaware Chancery Court.

7.4 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

7.5 Headings; Interpretation. The headings and captions used in this Agreement are used only for convenience and are not to be considered in construing or interpreting this Agreement. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (c) unless otherwise expressly indicated in any particular instance, the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

7.6 Notices. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivered in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or three (3) business days after deposit with an international express air courier for deliveries outside of the United States, in each case with proof of delivery from the courier requested; or (c) four (4) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries, when addressed to the Investor at 215 Depot Court, Suite 215, Leesburg, VA 20175 or at rlisk@quantumcomputinginc.com and when addressed to the Company, to 78 John Miller Way Suite 401, Kearny, NJ 07032, or at such other address as any party may designate by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section. For purposes of this Section 7.6, a “business day” means a weekday on which banks are open for general banking business in New York, New York.

7.7 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Investor or any of its directors, officers, partners, members, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.8 Confidentiality. The Investor agrees that the Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 7.8 by the Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Investor may disclose confidential information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; or (ii) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

7.9 Amendments and Waivers. Any term of this Agreement and the Notes may be amended and the observance of any term of this Agreement and the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

7.11 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, and the other Financing Documents, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties or obligations between any of the parties with respect to the subject matter hereof.

7.12 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

7.13 Costs, Expenses. All parties shall pay all of such parties’ fees and out of pocket expenses that such party incurs in connection with the transactions described here.

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IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

THE COMPANY:

QPHOTON INC.

By:	/s/ Yuping Huangc
Name:	Yuping Huang
Title:	Chief Executive Officer

[Signature Page for the Note Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

INVESTOR: QUANTUM COMPUTING INC.

By:	/s/ Robert Liscouski
Name:	Robert Liscouski
Title:	Chief Executive Officer

[Signature Page for the Note Purchase Agreement]

EXHIBIT A

FORM OF NOTE

(attached)

UNSECURED PROMISSORY NOTE

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.

$1,250,000.00	February 18, 2022

FOR VALUE RECEIVED, QPhoton, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Quantum Computing Inc., a Delaware corporation (“Holder”), the principal sum of $1,250,000.00 (the “Principal Amount”), together with interest accruing on the unpaid portion of the Principal Amount until maturity at the rate of interest set forth in Section 2(a) on the terms and subject to the conditions of this Unsecured Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).

1. Terms.  This Note is one of the unsecured promissory notes being issued and delivered pursuant to Section 1 of that certain Note Purchase Agreement, dated as of February 18, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) by and between Holder and the Company (all such Notes, collectively, the “Notes”). Unless otherwise set forth herein, all capitalized terms used herein without definition shall have the meanings given to such terms in the Note Purchase Agreement.

2. Payments.

(a) The unpaid portion of the Principal Amount shall bear six percent (6%) simple interest, payable until such time as all accrued interest and the Principal Amount is paid in full on the Outside Maturity Date (as defined in Section 2(b)). Following an Event of Default (as defined in Section 4), any unpaid principal shall accrue interest at a rate of 15% simple interest until the time such Event of Default has been cured.

(b) Subject to the default provisions set forth herein, the unpaid portion of the Principal Amount, and all accrued and unpaid interest thereon, shall be due and payable upon the earlier of (i) March 1, 2023, or if the Company delivers a written request to extend such maturity date by one (1) year, such maturity date shall be March 1, 2024, (ii) a Change of Control (as defined below), other than as a result of a Change of Control transaction between the Company and the Holder or (iii) an Event of Default (as defined in Section 4) (such earliest date, the “Outside Maturity Date”). For the purposes of this Note, a “Change of Control” shall mean (i) the sale, conveyance, exchange, exclusive license or other transfer of all or substantially all of the intellectual property or assets of the Company, (ii) any acquisition of the Company in which the Company is a party, by means of a consolidation, stock exchange, merger or other form of corporate reorganization of the Company with any other entity in which the Company’s stockholders immediately prior to such stock exchange, merger or other reorganization own less than a majority of the voting securities of the surviving entity immediately following such transaction, or (iii) any transaction or series of related transactions in which the Company is a party, to a person or group of persons (other than an underwriter of the Company’s securities), following which such person or group of persons would hold more than fifty percent (50%) of the outstanding voting stock of the Company. Notwithstanding any of the foregoing to the contrary, a bona fide financing transaction or series of related transactions in which the Company sells preferred stock or common stock for the sole purpose of raising capital shall not be deemed a Change of Control for purposes of this Note.

(c) All payments due and payable from the Company to Holder under this Note shall be made in lawful currency of the United States of America at the Holder’s address listed following Holder’s signature block at the end of this Note or such other place as Holder shall designate in writing, and, at Holder’s option, shall be payable by check or wire transfer.

3. Prepayment. This Note may be prepaid at any time by the Company without penalty.

4. Events of Default.

(a) An “Event of Default” under this Note shall mean the occurrence of any of the following:

(i) Failure to Pay. The Company shall fail to pay any principal or interest payment on the Outside Maturity Date;

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(ii) Involuntary Bankruptcy, Etc. (A) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereinafter in effect, or any successor thereto, the “Bankruptcy Code”) or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (B) an involuntary case shall be commenced against the Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company, and, in the case of any event described in this clause (B), such event shall have continued for sixty (60) days unless dismissed, bonded or discharged;

(iii) Voluntary Bankruptcy, Etc. An order for relief shall be entered with respect to the Company or the Company shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, or the Company shall make an assignment for the benefit of creditors; or the Company shall admit in writing its inability to pay its debts as such debts become due; or the Board shall adopt any resolution or otherwise authorize action to approve any of the foregoing;

(iv) Breach. The Company shall materially breach (and such breach is not cured within fifteen (15) days from delivery of written notice of breach to the Company by the Holder) any representation, warranty, or covenant in any of the Financing Documents (as defined in the Note Purchase Agreement);

(v) Cross-Default. The Company fails to make a payment following the due date and any applicable cure period related thereto. under any other material indebtedness of the Company in excess of two hundred fifty thousand dollars ($250,000), if the effect of such default is to allow the acceleration of the maturity of such other indebtedness; or

(vi) Dissolution, Etc. The Company engages in any liquidation, dissolution or winding up of the Company; or

(vii) Judgments. A final judgment or order for the payment of money in excess of two hundred fifty thousand dollars ($250,000) shall be rendered against the Company and the same shall remain undischarged for a period of sixty (60) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the Company’s property valued at not less than two hundred fifty thousand dollars ($250,000), if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within sixty (60) days after issue or levy.

(b) Upon the election of the Holder, during the continuance of an Event of Default, the entire unpaid portion of the Principal Amount, all accrued but unpaid interest and all other amounts due Holder hereunder shall become immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to any other rights Holder may have under applicable laws, Holder shall have the right to set off the indebtedness evidenced by this Note against any other indebtedness of the Holder to the Company.

(c) In the event the Company fails to make any payment of principal or accrued interest on this Note to Holder upon an Event of Default, the Company hereby agrees that it will reimburse Holder for any and all reasonable advances, charges, costs and expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, that Holder incurred in connection with the enforcement by Holder of the Company’s payment obligations under this Note.

5. Replacement of Lost Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new debenture of like tenor dated as of the date from which unpaid interest has then accrued on the lost, stolen, destroyed or mutilated Note.

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6. No Rights or Liabilities as Equityholder. This Note does not by itself entitle Holder to any voting rights or other rights as a stockholder of the Company. No provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company for any purpose.

7. Ranking. This Note and the other Note shall rank pari passu with any other indebtedness of the Company as to the payment of principal and interest. The Company will not enter into any other agreement where it agrees to be indebted for borrowed money (directly or as a guarantor) unless such indebtedness for borrowed money has been made subordinate to, or ranks pari passu with, the payment of all amounts due hereunder.

8. Miscellaneous.

8.1 Governing Law; Arbitration. This Note shall be governed by and construed in accordance with the laws of the State of Delaware. Disputes shall be subject to binding arbitration in accordance with Section 7.3(b) of the Note Purchase Agreement.

8.2 Entire Agreement. This Note, together with the Note Purchase Agreement and any other documents executed in connection herewith, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

8.3 Amendments. No term of this Note may be amended, waived, discharged or terminated except in accordance with Section 7.9 of the Note Purchase Agreement.

8.4 Notices, etc. All notices, requests, demands and other communications made under this Note shall be made in accordance with Section 7.6 of the Note Purchase Agreement.

8.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to Holder upon any breach or default of the Company under this Note shall impair any such right, power or remedy of Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Holder of any breach or default under this Note, or any waiver on the part of Holder of any provision or condition of this Note must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Note or by law or otherwise afforded to Holder, shall be cumulative and not alternative.

8.6 Severability. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.7 Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note. With respect to this Note, the Company agrees to file any and all required notices and make any and all required disclosures as may be required under the applicable usury laws of all applicable jurisdictions.

8.8 Titles. The titles of the Sections and subsections of this Note are for convenience or reference only and are not to be considered in construing this Note.

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IN WITNESS WHEREOF, this Note has been duly executed on behalf of the undersigned as of the date first written above.

THE COMPANY:	HOLDER:

QPHOTON, INC.	QUANTUM COMPUTING INC.

By:		By:
Name:	Yuping Huang	Name:	Robert Liscouski
Title:	Chief Executive Officer	Title:	Chief Executive Officer